Exhibit 4.2b

FIRST AMENDMENT, dated as of September 24, 2010 (this “Amendment”), to the Credit Agreement dated as of May 10, 2010 (the “Credit Agreement”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”), Z INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto (the “Lenders” and, each individually, a “Lender”).

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement, as more fully described herein; and

WHEREAS, the sole Lender is willing to agree to such amendment, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Each capitalized term used and not defined herein shall have the meaning assigned to it in the Credit Agreement, as amended hereby.

SECTION 2.  Amendment of the Credit Agreement.  Effective as of the date hereof, the Credit Agreement is amended as follows:

Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions therein of “Consolidated EBITDA” and “Consolidated Net Income” in their entirety.

Section 2.05(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“With respect to each Interest Payment Date occurring prior to (and excluding) the Interest Payment Date on October 29, 2010, so long as no Event of Default has occurred and is continuing, the Borrower may elect to (i) pay all interest due on such date in cash or (ii) pay up to 33.3% of the interest due on such date by adding such interest to the principal amount of the outstanding Loans and the remaining portion of the interest in cash (such election, a “PIK Election”, and such interest added to the principal amount of the outstanding Loans, the “PIK Amounts”).  The Borrower will give notice of such election to the Administrative Agent at least three Business Days prior to the applicable Interest Payment Date; provided, however, that in the event no such notice is given to the Administrative Agent, so long as no Event of Default has occurred and is continuing, the Borrower shall be deemed to have made a PIK Election with respect to 33.3% of the interest due on such Interest Payment Date, and such amount will be deemed a PIK Amount as set forth above.  With respect to each

Interest Payment Date from and after (and including) the Interest Payment Date on October 29, 2010, all interest due on such date shall be paid in cash.”

Section 7.08(a) of the Credit Agreement is hereby amended by deleting the text of such clause in its entirety and replacing it with “[Intentionally Deleted]”.

SECTION 3.  Amendment Fee.  On the date hereof, the Borrower shall pay to the Administrative Agent an amendment fee in the amount of $12,500,000.

SECTION 4.  Prepayment of Loans.  On the date hereof, the Borrower shall make a cash payment to the Administrative Agent, for the account of the Lenders, in the amount of $12,500,000 to prepay a portion of the outstanding principal amount of the Loans equal to $11,250,000 (and such portion shall be deemed to be due and payable on the date hereof) together with a premium of $1,250,000 with respect to the principal amount prepaid.  For the avoidance of doubt, such premium shall be paid in cash on the date hereof together with such principal prepayment.  It is acknowledged and agreed that Section 2.03(a) and the first sentence of Section 2.03(d) of the Credit Agreement shall not be applicable to the prepayment made pursuant to this Section 4, and such terms are for purposes of such prepayment expressly superseded by the terms of this Section 4.  For the avoidance of doubt: (a) the total cash payment to be made by the Borrower on the date hereof pursuant to this Section 4 is $12,500,000; (b) except as expressly set forth in this Section 4, no prepayment premium is payable with respect to the payments made pursuant to this Section 4; and (c) on the date hereof, after giving effect to the transactions contemplated by this Section 4, the outstanding aggregate principal amount of the Loans will be $140,453,774.

SECTION 5.  Representation and Warranties.  The Borrower and the other Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders, as of the date hereof, as follows:

(a)           Organization; Powers.  Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b)           Authorization; Enforceability.  The transactions contemplated by this Amendment to be entered into by each Loan Party are within such Loan Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate or organizational, and, if required, stockholder action.   This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(c)           Governmental Approvals; No Conflicts.  The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect; (b) will not violate any applicable law or regulation or the Organization Documents of any Loan Party or any order of any Governmental Authority, except for any such violation which would not reasonably be expected to have a Material Adverse Effect; (c) will not violate or result in a default under the Existing Revolving Credit Facility or the Intercreditor Agreement (after giving effect to the consents in respect thereof obtained on or prior to the date hereof) or any other indenture, agreement (including any Material Contract) or other instrument binding upon any Loan Party or its assets or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, except for any such violation or default which would not reasonably be expected to have a Material Adverse Effect; and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents or otherwise permitted thereby.

(d)           Solvency.  Both immediately before and immediately after giving effect to the transactions contemplated by this Amendment, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.  No transfer of property is being made by the Borrower or any other Loan Party and no obligation is being incurred by the Borrower or any other Loan Party in connection with the transactions contemplated by this Amendment with the intent to hinder, delay or defraud either present or future creditors of any Loan Party.

(e)           Loan Document Representations and Warranties.  The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (and the words “as of the Closing Date” in the introductory paragraph of Article V of the Credit Agreement shall be deemed not to apply for purposes of this Section 5(e)).

(f)            Defaults.  No Default or Event of Default has occurred and is continuing.

SECTION 6.  Conditions Precedent to Effectiveness of Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment:

(a)   Administrative Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

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(b)   Administrative Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit A, duly executed and delivered by an authorized official of each Guarantor.

(c)   Administrative Agent shall have received a solvency certificate with respect to Borrower and its Subsidiaries in the form attached hereto as Exhibit B, duly executed and delivered by the Executive Vice President and Chief Financial Officer of Borrower.

(d)   The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (and the words “as of the Closing Date” in the introductory paragraph of Article V of the Credit Agreement shall be deemed not to apply for purposes of this Section 6(d)).

(e)   No Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(f)    Substantially simultaneously with the effectiveness of this Amendment, the Borrower shall have made the prepayment of the Loans, together with premium, as contemplated by Section 4 of this Amendment.

(g)   Administrative Agent shall have (i) received all fees and other amounts due and payable by any Loan Party to the Administrative Agent in connection with this Amendment on or prior to the effective date of this Amendment and (ii) been reimbursed for the expenses referenced in Section 11 hereof (to the extent invoiced).

(h)   Administrative Agent shall have received the consent to this Amendment from the administrative agent under the ABL Credit Agreement and an amendment to the Intercreditor Agreement in form and substance satisfactory to Administrative Agent, each of which shall be in full force and effect.

SECTION 7.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Borrower that would require an amendment, waiver or consent of the Required Lenders or the Administrative Agent.  Except as expressly amended or supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  This Amendment shall be deemed a Loan Document for purposes of the Credit Agreement.  Each of the parties hereto hereby confirms, approves and ratifies in all respects the Credit Agreement, and each of the parties hereto and each of the Guarantors hereby confirms and ratifies in all respects all of the other agreements, documents and instruments to which such Person is a party and

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delivered in connection with the Credit Agreement.  Without limiting the generality of the foregoing, the Borrower and the Guarantors hereby confirm that the pledges and the security interest granted pursuant to the Loan Documents continue to secure all of the Obligations under and ratify (i) the Credit Agreement and (ii) the other Loan Documents.

SECTION 8.  Incorporation by Reference.  Sections 10.13, 10.14 and 10.17 of the Credit Agreement are hereby incorporated into this Amendment as if set forth in full herein, mutatis mutandis.

SECTION 9.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10.  Headings and Construction.  (a)  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement” , “hereof” , “hereunder”  or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, certificates and other documents, shall be deemed to mean the Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

SECTION 11.  Expenses.  Without limiting other payment obligations of the Borrower set forth in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Administrative Agent as required pursuant to Section 10.04 of the Credit Agreement in connection with the preparation, execution and delivery of this Amendment and any other documents, agreements and/or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of Administrative Agent’s counsel, Kirkland & Ellis LLP.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ZALE CORPORATION, as Borrower,

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent,

by
/s/ PETER MORROW
Name: Peter Morrow
Title: Manager

Z INVESTMENT HOLDINGS, LLC, as sole Lender,

by
/s/ PETER MORROW
Name: Peter Morrow
Title: Manager

Exhibit A

Reaffirmation and Consent

Each of the undersigned (i) acknowledges the terms of the amendment, dated as of September 24, 2010 (the “Amendment”), to the credit agreement dated as of May 10, 2010 (the “Credit Agreement”), among Zale Corporation, a Delaware corporation, Z Investment Holdings, LLC, a Delaware limited liability company, as administrative agent, and each lender from time to time party thereto, (ii) confirms the representations and agreements applicable to the undersigned therein and (iii) reaffirms and agrees that: its guaranty remains in full force and effect; nothing in such guaranty obligates any Credit Party to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of its respective guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation and consent.

Each capitalized term used and not defined herein shall have the meaning assigned to it in the Credit Agreement, as amended by the Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this reaffirmation and consent to be duly executed and delivered by their duly authorized officers as of September 24, 2010

ZALE DELAWARE, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE PUERTO RICO, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZGCO, LLC, as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

TXDC, L.P., as a Guarantor

by ZALE DELAWARE, INC., its general partner

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE CANADA CO., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE CANADA FINCO, LLC, as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE INTERNATIONAL, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZAP, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZCSC, LLC, as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

FINCO HOLDING LP, as a Guarantor

by ZALE CANADA FINCO 2, Inc., its general partner

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

FINCO PARTNERSHIP LP, as a Guarantor

by ZALE CANADA FINCO 2, INC., its general partner

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE CANADA DIAMOND SOURCING INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE CANADA FINCO 1, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE CANADA FINCO 2, INC., as a Guarantor

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

ZALE CANADA HOLDING LP, as a Guarantor

by ZALE INTERNATIONAL, INC., its general partner

by
/s/ MATTHEW W. APPEL
Name: Matthew W. Appel
Title: EVP and CFO

Exhibit B

Solvency Certificate

ZALE CORPORATION

901 W. Walnut Hill Lane

Irving, Texas 75038-1003

September 24, 2010

Z Investment Holdings, LLC

One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Re:                             Solvency Certificate delivered pursuant to the Credit Agreement referenced below

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement (as amended by that certain First Amendment (the “First Amendment”), dated as of September 24, 2010, and as may be further amended, restated, supplemented and modified hereafter, the “Credit Agreement”), dated as of May 10, 2010, among Zale Corporation, a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Z Investment Holdings, LLC, as administrative agent for the Lenders (the “Administrative Agent”).  This Solvency Certificate is delivered pursuant to Section 6(c) of the First Amendment. Capitalized terms used herein but not defined have the meaning given to such terms in the Credit Agreement or the First Amendment, as the case may be.

The undersigned, the Executive Vice President and Chief Financial Officer of the Borrower, in his capacity as a Financial Officer of the Borrower and not in his individual capacity, certifies and represents to the Administrative Agent and Lenders, as of the date hereof, that the Borrower and its Subsidiaries, on a consolidated basis, are Solvent both immediately before and immediately after giving effect to the transactions contemplated by the First Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the day and year first above written.

ZALE CORPORATION

By:	/s/ MATTHEW W. APPEL
Name:	Matthew W. Appel
Title:	EVP and CFO